Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747

[UBS LOGO]                       PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated March 27, 2006)

Return Optimization Securities

UBS AG $13,540,000 SECURITIES LINKED TO THE S&P 500(R) INDEX DUE JULY 31, 2008 UBS AG $11,600,000 SECURITIES LINKED TO THE DOW JONES EUROSTOXX 50(R) INDEX
    DUE JULY 31, 2008
UBS AG $6,100,000 SECURITIES LINKED TO THE MSCI EAFE(R) INDEX DUE JULY 31, 2008 UBS AG $10,860,000 SECURITIES LINKED TO THE NIKKEI 225(R) INDEX
    DUE JULY 31, 2008

WE ARE OFFERING FOUR SEPARATE SERIES OF RETURN OPTIMIZATION SECURITIES (THE "SECURITIES"), EACH OF WHICH IS AN INDIVIDUAL SECURITY. YOU MAY INVEST IN ONE OR MORE SERIES OF THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT. EXCEPT AS OTHERWISE INDICATED, THE TERMS DESCRIBED BELOW GENERALLY APPLY TO EACH SERIES OF SECURITIES.

Issuer (Booking Branch):  UBS AG (Jersey Branch)

Term; Maturity Date:      18 Months; July 31, 2008

Coupon: We will not pay you interest during the term of any series of the Securities.

Underlying Index:         The return on each series of the Securities is linked
                          to the performance of its underlying Index (each an "Index" and together the "Indices").

Payment at Maturity:      You will receive a cash payment at maturity that is
                          based on the applicable Index Return. If the Index
                          Return is positive, at maturity investors will receive triple that Index Return, up to the applicable maximum gain on the Securities. The maximum gain and maximum payment at maturity for each $10 principal amount of the Securities will be as indicated below.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        MAXIMUM PAYMENT
                                        INDEX STARTING     MAXIMUM      AT MATURITY PER         CUSIP
        SERIES OF SECURITIES                 LEVEL          GAIN     $10 PRINCIPAL AMOUNT*      NUMBER          ISIN NUMBER
------------------------------------------------------------------------------------------------------------------------------------
      Securities Linked to the
           S&P 500(R) Index                 1440.13        15.40%           $11.54             90261J715         US90261J7155
------------------------------------------------------------------------------------------------------------------------------------
      Securities Linked to the
    Dow Jones EuroStoxx 50(R) Index         4187.55        26.50%           $12.65             90261J699         US90261J6991
------------------------------------------------------------------------------------------------------------------------------------
      Securities Linked to the
          MSCI EAFE(R) Index                2095.03        17.65%           $11.77             90261J681         US90261J6819
------------------------------------------------------------------------------------------------------------------------------------
      Securities Linked to the
          Nikkei 225(R) Index              17507.40        36.60%           $13.66             90261J673         US90261J6736
------------------------------------------------------------------------------------------------------------------------------------

* NUMBERS HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

The Securities are fully exposed to any decline in the level of the applicable Index and a negative Index Return will reduce the cash payment you receive at maturity below your invested principal amount.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" on page S-42.

                          YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE LEVEL OF THE APPLICABLE INDEX DECLINES.

Index Return:             Index Ending Level - Index Starting Level
                          -----------------------------------------
                                     Index Starting Level

Index Starting Level:     The closing level of the applicable Index on January
                          24, 2007 (the "trade date").

Index Ending Level:       The closing level of the applicable Index on July 24,
                          2008 (the "final valuation date").

No Listing:               The Securities will not be listed or displayed on any
                          securities exchange or any electronic communications network.

To help investors identify appropriate structured investment products ("Structured Products"), UBS organizes its Structured Products into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The Securities are classified by UBS as an Optimization Solution for this purpose. For a more detailed description of each of the four categories, please see "Structured Product Categorization" on page S-3.

SEE "RISK FACTORS" BEGINNING ON PAGE S-14 FOR RISKS RELATED TO AN INVESTMENT IN THE SECURITIES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

------------------------------------------------------------------------------------------------------------------------------------
                                                                      PRICE TO          UNDERWRITING          PROCEEDS TO
        SERIES OF SECURITIES                                           PUBLIC             DISCOUNT              UBS AG
------------------------------------------------------------------------------------------------------------------------------------
 Securities Linked to the S&P 500(R) Index
            Per Security                                                100%                1.75%               98.25%
            Total                                                    $13,540,000          $236,950            $13,303,050
------------------------------------------------------------------------------------------------------------------------------------
 Securities Linked to the Dow Jones EuroStoxx 50(R) Index
            Per Security                                                100%                1.75%               98.25%
            Total                                                    $11,600,000          $203,000            $11,397,000
------------------------------------------------------------------------------------------------------------------------------------
 Securities Linked to the MSCI EAFE(R) Index
            Per Security                                                100%                1.75%               98.25%
            Total                                                    $6,100,000           $106,750            $5,993,250
------------------------------------------------------------------------------------------------------------------------------------
 Securities Linked to the Nikkei 225(R) Index
            Per Security                                                100%                1.75%               98.25%
            Total                                                    $10,860,000          $190,050            $10,669,950
------------------------------------------------------------------------------------------------------------------------------------

UBS INVESTMENT BANK        UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated January 24, 2007

Prospectus Supplement Summary


THE FOLLOWING IS A SUMMARY OF TERMS OF THE SECURITIES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES. THE INFORMATION IN THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE RETURN OPTIMIZATION SECURITIES?

The Return Optimization Securities are medium-term securities issued by UBS the return on which is linked to the performance of an Index (each an "Index" and together the "Indices"). We are offering four separate series of Return Optimization Securities (the "Securities") that are identical in all respects, except that each series of Securities is linked to the performance of a different Index and is subject to the particular terms set forth in the table below:

------------------------------------------------------------------------------------------------------------
                                                                                       MAXIMUM PAYMENT
                                                                          MAXIMUM    AT MATURITY PER $10
                 SERIES OF SECURITIES                                      GAIN       PRINCIPAL AMOUNT*
------------------------------------------------------------------------------------------------------------
 $13,540,000 Securities Linked to the S&P 500(R) Index                      15.40%           $11.54
------------------------------------------------------------------------------------------------------------
 $11,600,000 Securities Linked to the Dow Jones EuroStoxx 50(R) Index       26.50%           $12.65
------------------------------------------------------------------------------------------------------------
 $6,100,000 Securities Linked to the MSCI EAFE(R) Index                     17.65%           $11.77
------------------------------------------------------------------------------------------------------------
 $10,860,000 Securities Linked to the Nikkei 225(R) Index                   36.60%           $13.66
------------------------------------------------------------------------------------------------------------
*NUMBERS HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

Each series of Securities is linked to a particular Index, as indicated above. THE PERFORMANCE OF EACH SERIES OF SECURITIES WILL NOT DEPEND ON THE PERFORMANCE OF THE INDEX TO WHICH ANY OTHER SERIES OF SECURITIES IS LINKED.

YOU MAY INVEST IN ONE OR MORE SERIES OF SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT. EACH SERIES OF SECURITIES IS A SEPARATE AND DISTINCT SECURITY. For each series of Securities in which you invest you will receive a cash payment at maturity that is based on the applicable Index Return. If the Index Return is positive, you will receive triple the Index Return, up to a maximum gain on the Securities as indicated above. THE SECURITIES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE APPLICABLE INDEX AND A NEGATIVE INDEX RETURN WILL REDUCE THE CASH PAYMENT YOU RECEIVE AT MATURITY BELOW YOUR INVESTED PRINCIPAL AMOUNT. Regardless of how the Securities perform, we will not pay you interest during the term of the Securities.

YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE APPLICABLE INDEX LEVEL DECLINES.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" on page S-42.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Securities provide the potential to enhance equity returns by tripling a positive Index Return up to a maximum gain on the Securities set forth opposite your series of Securities above.

> DIVERSIFICATION--The Securities may provide diversification within the equity portion of your portfolio through exposure to the applicable Index.

> MINIMUM INVESTMENT--Your minimum investment for each series of Securities is 100 Securities at a principal amount of $10.00 per Security (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

WHAT ARE SOME OF THE RISKS OF THE SECURITIES?

An investment in the Securities involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-14.

> YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Securities are fully exposed to any decline in the level of the applicable Index. You may lose some or all of your investment if the applicable Index level declines.

> MAXIMUM POTENTIAL RETURN AT MATURITY--You can only earn the maximum gain on the Securities set forth opposite your series of Securities above if you hold your Securities to maturity.

> YOUR APPRECIATION POTENTIAL IS LIMITED--If the Index Return is positive, investors will receive triple the Index Return, up to a maximum gain on the Securities set forth opposite your series of Securities above. Therefore, you will not benefit from any positive Index Return in excess of approximately 5.13% for the $13,540,000 Securities linked to the S&P 500(R) Index; approximately 8.83% for the $11,600,000 Securities linked to the Dow Jones EuroStoxx 50(R) Index; approximately 5.88% for the $6,100,000 Securities linked to the MSCI EAFE(R) Index; and approximately 12.20% for the $10,860,000 Securities linked to the Nikkei 225(R) Index (in each case, one-third of the maximum gain on the Securities). As a result, the maximum payment at maturity for each $10 principal amount of the Securities will be as set forth opposite your series of Securities above. The return on your investment in the Securities may not perform as well as a direct investment in the Index.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Securities and you will not receive or be entitled to receive any dividend payments or other distributions on the securities that constitute the applicable Index (the "Index Constituent Stocks").

> NO LISTING--The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial loss.

THE SECURITIES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe the applicable Index will appreciate over the term of the Securities and that such appreciation over the term of the Securities is unlikely to exceed the maximum gain on the Securities set forth opposite your series of Securities above.

>    You are willing to hold the Securities to maturity.

> You are willing to make an investment that is exposed to the full downside performance risk of the applicable Index.

> You are willing to forego dividends paid on the stocks included in the applicable Index in exchange for enhanced returns if the Index appreciates, up to the maximum gain.

>    You do not seek current income from this investment.

> You are willing to invest in the Securities based on the maximum gain on the Securities set forth opposite your series of Securities above.

THE SECURITIES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the applicable Index is not likely to appreciate over the term of the Securities, or you believe that such Index will appreciate over the term of the Securities and that such appreciation will be in an amount greater than the maximum gain on the Securities set forth opposite your series of Securities above.

> You seek an investment that is exposed to the full upside performance of the applicable Index (which may be in excess of the maximum gain) or you are unwilling to make an investment that is exposed to the full downside performance risk of the applicable Index.

> You prefer to receive the dividends paid on the stocks included in the applicable Index.

>    You seek current income from this investment.

>    You are unable or unwilling to hold the Securities to maturity.

>    You seek an investment for which there will be an active secondary market.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

STRUCTURED PRODUCT CHARACTERIZATION

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

> Protection Solutions are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.

> Optimization Solutions are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

> Performance Solutions are structured to be strategic alternatives to index funds or exchange-traded funds or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

> Leverage Solutions are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

"Buffer protection", if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose more than 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Partial protection", if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Contingent protection", if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset. In order to benefit from any type of principal protection investors must hold the Security to maturity.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

WHAT ARE THE TAX CONSEQUENCES OF THE SECURITIES?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Securities should be treated as a pre-paid derivative contract with respect to the applicable Index. The terms of your Securities require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you should generally recognize capital gain or loss upon the maturity of your Securities (or upon your sale, exchange or other disposition of your Securities prior to their maturity) equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss generally should be long-term capital gain or loss if you held your Securities for more than one year.

FOR A MORE COMPLETE DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, SEE "SUPPLEMENTAL U.S. TAX CONSIDERATIONS" ON PAGE S-49 AND DISCUSS THE TAX CONSEQUENCES OF YOUR SITUATION WITH YOUR TAX ADVISOR.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on each series of Securities.

STEP 1:   CALCULATE THE INDEX RETURN.

          For each series of Securities, the Index Return, which may be positive or negative, is the difference between the closing level of the applicable Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the applicable Index on the trade date, calculated as follows:

                         Index Ending Level - Index Starting Level
          Index Return = -----------------------------------------
                                    Index Starting Level

          where the "Index Starting Level" is the closing level of the applicable Index on the trade date, as set forth in the table below, and the "Index Ending Level" is the closing level of that Index on the final valuation date.

STEP 2:   CALCULATE THE CASH PAYMENT AT MATURITY.

          For each series of Securities, the cash payment at maturity will be calculated as follows:

          1) If the Index Return is positive, the payment at maturity will equal the LESSER OF:

               (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)); and

               (b) principal amount of the Securities + (principal amount of the Securities x maximum gain)

          2) If the Index Return is zero, the payment at maturity will equal $10 per security (your original principal amount; zero return).

          3) If the Index Return is negative, the payment at maturity will equal:

               $10 + ($10 x Index Return)

          which, because the Index Return is negative, will result in a payment at maturity of less than $10 per Security.

The following table sets forth the Index Starting Level and maximum gain for each series of Securities.

--------------------------------------------------------------------------------
                                          INDEX                MAXIMUM PAYMENT
                                        STARTING   MAXIMUM  AT MATURITY PER $10
         SERIES OF SECURITIES             LEVEL     GAIN      PRINCIPAL AMOUNT*
--------------------------------------------------------------------------------
     $13,540,000 Securities Linked       1440.13   15.40%          $11.54
        to the S&P 500(R) Index
--------------------------------------------------------------------------------
     $11,600,000 Securities Linked       4187.55   26.50%          $12.65
 to the Dow Jones EuroStoxx 50(R) Index
--------------------------------------------------------------------------------
     $6,100,000 Securities Linked        2095.03   17.65%          $11.77
        to the MSCI EAFE(R) Index
--------------------------------------------------------------------------------
     $10,860,000 Securities Linked      17507.40   36.60%          $13.66
       to the Nikkei 225(R) Index
--------------------------------------------------------------------------------
* NUMBERS HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY FOR SECURITIES LINKED TO THE S&P 500(R) INDEX

ASSUMPTIONS:
Index Starting Level:                          1440.13
Principal amount of the Securities:            $10.00
Maximum gain on the Securities:                15.40%*
Maximum payment per security at Maturity:      $11.54

----------
* SINCE THE MAXIMUM GAIN ON THE SECURITIES IN THE EXAMPLES BELOW IS ASSUMED TO BE 15.40%, AN ORIGINAL INVESTOR IN THE SECURITIES WILL NOT PARTICIPATE IN AN INDEX RETURN OF MORE THAN 5.133% AT MATURITY (ONE-THIRD OF THE MAXIMUM GAIN).

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 3% ABOVE ITS STARTING LEVEL OF 1440.13.

Since the Index Return is 3%, you receive three times the Index Return, up to the 15.40% maximum gain on the Securities.

Cash payment at maturity = LESSER OF

     (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)) = $10 + ($10 x (3% x 3)) = $10.90;
          and

     (b) principal amount of the Securities + (principal amount of the Securities x maximum gain) = $10 + ($10 x 15.40%) = $11.54

Your total cash payment at maturity would therefore be $10.90 (a 9% total return on investment) which includes:

>    Principal amount                          $10.00
>    Principal amount x (Index Return x 3)     $  .90      ($10.00 x (3% x 3))
                                               ------
           TOTAL:                              $10.90
                                               ======


EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% ABOVE ITS STARTING LEVEL OF 1440.13.

Since the Index Return is 20%, you receive three times the Index Return, up to the 15.40% maximum gain on the Securities.

Cash payment at maturity = LESSER OF

     (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)) = $10 + ($10 x (20% x 3)) = $16.00;
          and

     (b) principal amount of the Securities + (principal amount of the Securities x maximum gain) = $10 + ($10 x 15.40%) = $11.54

Your total cash payment at maturity would therefore be $11.54 (a 15.40% total return on investment) which includes:

>    Principal amount                          $10.00
>    Principal amount x maximum gain           $ 1.54      ($10.00 x 15.40%)
                                               ------
           TOTAL:                              $11.54
                                               ======

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL OF 1440.13.

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Index.

Cash payment at maturity = principal amount of the Securities + (principal amount of the Securities x Index Return) = $10 + ($10 x -20%) = $8.00.

Your total cash payment at maturity would therefore be $8.00 (a 20% loss) which includes:

>    Principal amount                          $10.00
>    Principal amount x Index Return           $-2.00      ($10.00 x -20%)
                                               ------
           TOTAL:                              $ 8.00
                                               ======

HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY FOR SECURITIES LINKED TO THE S&P 500(R) INDEX

ASSUMPTIONS:
Index Starting Level:                          1440.13
Principal amount of the Securities:            $10.00
Term:                                          18 months
Maximum gain on the Securities:                15.40%
Index performance:                             100% to -100% for table
                                               30% to -30% for graph

        -------------------------------  -------------------------------
               INDEX PERFORMANCE          PERFORMANCE OF THE SECURITIES
        -------------------------------  -------------------------------
                                             SECURITIES
                 INDEX RETURN                  PAYMENT          TOTAL
                 AT MATURITY*                AT MATURITY       RETURN*
        -------------------------------  -------------------------------
                     100%                      $11.54          15.40%
                      80%                      $11.54          15.40%
                      60%                      $11.54          15.40%
                      40%                      $11.54          15.40%
                      20%                      $11.54          15.40%
        -------------------------------  -------------------------------
                   5.133%                      $11.54          15.40%
        -------------------------------  -------------------------------
                       3%                      $10.90           9.00%
        -------------------------------  -------------------------------
                       0%                      $10.00           0.00%
        -------------------------------  -------------------------------
                     -10%                       $9.00         -10.00%
                     -20%                       $8.00         -20.00%
                     -40%                       $6.00         -40.00%
                     -60%                       $4.00         -60.00%
                     -80%                       $2.00         -80.00%
                    -100%                       $0.00        -100.00%
        -------------------------------  -------------------------------
        * PERCENTAGES HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

                               [GRAPHIC OMITTED]

HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY FOR SECURITIES LINKED TO THE DOW JONES EUROSTOXX(R) INDEX

ASSUMPTIONS:
Index Starting Level:                          4187.55
Principal amount of the Securities:            $10.00
Maximum gain on the Securities:                26.50%*
Maximum payment per security at Maturity:      $12.65

----------
* SINCE THE MAXIMUM GAIN ON THE SECURITIES IN THE EXAMPLES BELOW IS ASSUMED TO BE 26.50%, AN ORIGINAL INVESTOR IN THE SECURITIES WILL NOT PARTICIPATE IN AN INDEX RETURN OF MORE THAN APPROXIMATELY 8.83% AT MATURITY (ONE-THIRD OF THE MAXIMUM GAIN).

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 3% ABOVE ITS STARTING LEVEL OF 4187.55.

Since the Index Return is 3%, you receive three times the Index Return, up to the 26.50% maximum gain on the Securities.

Cash payment at maturity = LESSER OF

     (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)) = $10 + ($10 x (3% x 3)) = $10.90;
          and

     (b) principal amount of the Securities + (principal amount of the Securities x maximum gain) = $10 + ($10 x 26.50%) = $12.65

Your total cash payment at maturity would therefore be $10.90 (a 9% total return on investment) which includes:

>    Principal amount                          $10.00
>    Principal amount x (Index Return x 3)     $  .90      ($10.00 x (3% x 3))
                                               ------
           TOTAL:                              $10.90
                                               ======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 30% ABOVE ITS STARTING LEVEL OF 4187.55.

Since the Index Return is 30%, you receive three times the Index Return, up to the 26.50% maximum gain on the Securities.

Cash payment at maturity = LESSER OF

     (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)) = $10 + ($10 x (30% x 3)) = $19.00;
          and

     (b) principal amount of the Securities + (principal amount of the Securities x maximum gain) = $10 + ($10 x 26.50%) = $12.65

Your total cash payment at maturity would therefore be $12.65 (a 26.50% total return on investment) which includes:

>    Principal amount                          $10.00
>    Principal amount x maximum gain           $ 2.65      ($10.00 x 26.50%)
                                               ------
           TOTAL:                              $12.65
                                               ======

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL OF 4187.55.

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Index.

Cash payment at maturity = principal amount of the Securities + (principal amount of the Securities x Index Return) = $10 + ($10 x -20%) = $8.00.

Your total cash payment at maturity would therefore be $8.00 (a 20% loss) which includes:

>    Principal amount                          $10.00
>    Principal amount x Index Return           $-2.00      ($10.00 x -20%)
                                               ------
           TOTAL:                              $ 8.00
                                               ======

HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY FOR SECURITIES LINKED TO THE DOW JONES EUROSTOXX(R) INDEX ASSUMPTIONS:
Index Starting Level:                          4187.55
Principal amount of the Securities:            $10.00
Term:                                          18 months
Maximum gain on the Securities:                26.50%
Index performance:                             100% to -100% for table
40% to -40% for graph

        -------------------------------  -------------------------------
               INDEX PERFORMANCE          PERFORMANCE OF THE SECURITIES
        -------------------------------  -------------------------------
                                             SECURITIES
                 INDEX RETURN                  PAYMENT          TOTAL
                 AT MATURITY*                AT MATURITY       RETURN*
        -------------------------------  -------------------------------
                      100%                     $12.65           26.50%
                       80%                     $12.65           26.50%
                       60%                     $12.65           26.50%
                       40%                     $12.65           26.50%
                       20%                     $12.65           26.50%
        -------------------------------  -------------------------------
                    8.833%                     $12.65           26.50%
        -------------------------------  -------------------------------
                        5%                     $11.50           15.00%
        -------------------------------  -------------------------------
                        0%                     $10.00            0.00%
        -------------------------------  -------------------------------
                      -10%                      $9.00          -10.00%
                      -20%                      $8.00          -20.00%
                      -40%                      $6.00          -40.00%
                      -60%                      $4.00          -60.00%
                      -80%                      $2.00          -80.00%
                     -100%                      $0.00         -100.00%
        -------------------------------  -------------------------------
        * PERCENTAGES HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

                               [GRAPHIC OMITTED]

HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY FOR SECURITIES LINKED TO THE MSCI EAFE(R) INDEX

ASSUMPTIONS:
Index Starting Level:                          2095.03
Principal amount of the Securities:            $10.00
Term:                                          18 months
Maximum gain on the Securities:                17.65%*
Maximum payment per security at Maturity:      $11.77

----------
* SINCE THE MAXIMUM GAIN ON THE SECURITIES IN THE EXAMPLES BELOW IS ASSUMED TO BE 17.65%, AN ORIGINAL INVESTOR IN THE SECURITIES WILL NOT PARTICIPATE IN AN INDEX RETURN OF MORE THAN 5.88% AT MATURITY (ONE-THIRD OF THE MAXIMUM GAIN).

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 3% ABOVE ITS STARTING LEVEL OF 2095.03.

Since the Index Return is 3%, you receive three times the Index Return, up to the 17.65% maximum gain on the Securities.

Cash payment at maturity = LESSER OF

     (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)) = $10 + ($10 x (3% x 3)) = $10.90;
          and

     (b) principal amount of the Securities + (principal amount of the Securities x maximum gain) = $10 + ($10 x 17.65%) = $11.77

Your total cash payment at maturity would therefore be $10.90 (a 9% total return on investment) which includes:

>    Principal amount                          $10.00
>    Principal amount x (Index Return x 3)     $  .90      ($10.00 x (3% x 3))
                                               ------
           TOTAL:                              $10.90
                                               ======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% ABOVE ITS STARTING LEVEL OF 2095.03.

Since the Index Return is 20%, you receive three times the Index Return, up to the 17.65% maximum gain on the Securities.

Cash payment at maturity = LESSER OF

     (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)) = $10 + ($10 x (20% x 3)) = $16.00; and

     (b) principal amount of the Securities + (principal amount of the Securities x maximum gain) =
     $10 + ($10 x 17.65%) = $11.77

Your total cash payment at maturity would therefore be $11.77 (a 17.65% total return on investment) which includes:

>    Principal amount                          $10.00
>    Principal amount x maximum gain           $ 1.77      ($10.00 x 17.65%)
                                               ------
           TOTAL:                              $11.77
                                               ======

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL OF 2095.03.

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Index.

Cash payment at maturity = principal amount of the Securities + (principal amount of the Securities x Index Return) = $10 + ($10 x -20%) = $8.00.

Your total cash payment at maturity would therefore be $8.00 (a 20% loss) which includes:

>    Principal amount                          $10.00
>    Principal amount x Index Return           $-2.00      ($10.00 x -20%)
                                               ------
           TOTAL:                              $ 8.00
                                               ======

HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY FOR SECURITIES LINKED TO THE MSCI EAFE(R) INDEX

ASSUMPTIONS:
Index Starting Level:                          2095.03
Principal amount of the Securities:            $10.00
Term:                                          18 months
Maximum gain on the Securities:                17.65%
Index performance:                             100% to -100% for table
                                               30% to -30% for graph

        -------------------------------  -------------------------------
               INDEX PERFORMANCE          PERFORMANCE OF THE SECURITIES
        -------------------------------  -------------------------------
                                             SECURITIES
                 INDEX RETURN                  PAYMENT          TOTAL
                 AT MATURITY*                AT MATURITY       RETURN*
        -------------------------------  -------------------------------
                     100%                      $11.77          17.65%
                      80%                      $11.77          17.65%
                      60%                      $11.77          17.65%
                      40%                      $11.77          17.65%
                      20%                      $11.77          17.65%
        -------------------------------  -------------------------------
                    5.88%                      $11.77          17.65%
        -------------------------------  -------------------------------
                       3%                      $10.90           9.00%
        -------------------------------  -------------------------------
                       0%                      $10.00           0.00%
        -------------------------------  -------------------------------
                     -10%                       $9.00         -10.00%
                     -20%                       $8.00         -20.00%
                     -40%                       $6.00         -40.00%
                     -60%                       $4.00         -60.00%
                     -80%                       $2.00         -80.00%
                    -100%                       $0.00        -100.00%
        -------------------------------  -------------------------------
        * PERCENTAGES HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

                               [GRAPHIC OMITTED]

HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY FOR SECURITIES LINKED TO THE NIKKEI 225(R) INDEX

ASSUMPTIONS:
Index Starting Level:                          17507.40
Principal amount of the Securities:            $10.00
Maximum gain on the Securities:                36.60%*
Maximum Payment per security at Maturity:      $13.66

----------
* SINCE THE MAXIMUM GAIN ON THE SECURITIES IN THE EXAMPLES BELOW IS ASSUMED TO BE 36.60%, AN ORIGINAL INVESTOR IN THE SECURITIES WILL NOT PARTICIPATE IN AN INDEX RETURN OF MORE THAN 12.20% AT MATURITY (ONE-THIRD OF THE MAXIMUM GAIN).

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 5% ABOVE ITS STARTING LEVEL OF 17507.40.

Since the Index Return is 5%, you receive three times the Index Return, up to the 36.60% maximum gain on the Securities.

Cash payment at maturity = LESSER OF

     (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)) = $10 + ($10 x (5% x 3)) = $11.50;
          and

     (b) principal amount of the Securities + (principal amount of the Securities x maximum gain) = $10 + ($10 x 36.60%) = $13.66

Your total cash payment at maturity would therefore be $11.50 (a 15% total return on investment) which includes:

>    Principal amount                          $10.00
>    Principal amount x (Index Return x 3)     $ 1.50      ($10.00 x (5% x 3))
                                               ------
            TOTAL:                             $11.50
                                               ======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 40% ABOVE ITS STARTING LEVEL OF 17507.40.

Since the Index Return is 40%, you receive three times the Index Return, up to the 36.60% maximum gain on the Securities.

Cash payment at maturity = LESSER OF

     (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)) = $10 + ($10 x (40% x 3)) = $22.00;
          and

     (b) principal amount of the Securities + (principal amount of the Securities x maximum gain) = $10 + ($10 x 36.60%) = $13.66

Your total cash payment at maturity would therefore be $13.66 (a 36.60% total return on investment) which includes:

>    Principal amount                          $10.00
>    Principal amount x maximum gain           $ 3.66      ($10.00 x 36.60%)
                                               ------
           TOTAL:                              $13.66
                                               ======

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL OF 17507.40.

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Index.

Cash payment at maturity = principal amount of the Securities + (principal amount of the Securities x Index Return) = $10 + ($10 x -20%) = $8.00.

Your total cash payment at maturity would therefore be $8.00 (a 20% loss) which includes:

>    Principal amount                          $10.00
>    Principal amount x Index Return           $-2.00      ($10.00 x -20%)
                                               ------
           TOTAL:                              $ 8.00
                                               ======

HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY FOR SECURITIES LINKED TO THE NIKKEI 225(R) INDEX

ASSUMPTIONS:
Index Starting Level:                          17507.40
Principal amount of the Securities:            $10.00
Term:                                          18 months
Maximum gain on the Securities:                36.60%
Index performance:                             100% to -100% for table
50% to -50% for graph

        -------------------------------  -------------------------------
               INDEX PERFORMANCE          PERFORMANCE OF THE SECURITIES
        -------------------------------  -------------------------------
                                             SECURITIES
                 INDEX RETURN                  PAYMENT          TOTAL
                 AT MATURITY*                AT MATURITY       RETURN*
        -------------------------------  -------------------------------
                     100%                      $13.66           36.60%
                      80%                      $13.66           36.60%
                      60%                      $13.66           36.60%
                      40%                      $13.66           36.60%
                      20%                      $13.66           36.60%
        -------------------------------  -------------------------------
                   12.20%                      $13.66           36.60%
        -------------------------------  -------------------------------
                       5%                      $11.50           15.00%
        -------------------------------  -------------------------------
                       0%                      $10.00            0.00%
        -------------------------------  -------------------------------
                     -10%                       $9.00          -10.00%
                     -20%                       $8.00          -20.00%
                     -40%                       $6.00          -40.00%
                     -60%                       $4.00          -60.00%
                     -80%                       $2.00          -80.00%
                    -100%                       $0.00         -100.00%
        -------------------------------  -------------------------------
        * PERCENTAGES HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


Risk Factors

The return on the Securities is linked to the performance of the applicable Index. Investing in the Securities is not equivalent to investing directly in the Index. This section describes the most significant risks relating to the Securities. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE SECURITIES.

THE SECURITIES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE APPLICABLE INDEX AND YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Securities differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity if the Index Return is negative. The cash payment you receive at maturity will be based on the applicable Index Return, which may be positive or negative. A negative Index Return will reduce the cash payment you receive at maturity below your applicable invested principal amount. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL DECLINES.

See "What are the steps to calculate payment at maturity?" on page S-4.

YOUR MAXIMUM GAIN ON THE SECURITIES AT MATURITY IS LIMITED; THE INDEX RETURN (THAT AFFECTS YOUR CASH PAYMENT AT MATURITY) IS CAPPED AT ONE-THIRD OF THE MAXIMUM GAIN ON THE SECURITIES.

Your payment at maturity is based on the applicable Index Return, which if positive will be tripled up to the maximum gain on the Securities as set forth in the table below. Since the maximum gain on the Securities is limited, you will not benefit from any positive Index Return in excess of one-third of the maximum gain on the Securities.

-----------------------------------------------------------------------------------------------------
                                                                                    MAXIMUM PAYMENT
                                                                       MAXIMUM   AT MATURITY PER $10
                 SERIES OF SECURITIES                                   GAIN       PRINCIPAL AMOUNT*
-----------------------------------------------------------------------------------------------------
 $13,540,000 Securities Linked to the S&P 500(R) Index                   15.40%         $11.54
-----------------------------------------------------------------------------------------------------
 $11,600,000 Securities Linked to the Dow Jones EuroStoxx 50(R) Index    26.50%         $12.65
-----------------------------------------------------------------------------------------------------
 $6,100,000 Securities Linked to the MSCI EAFE(R) Index                  17.65%         $11.77
-----------------------------------------------------------------------------------------------------
 $10,860,000 Securities Linked to the Nikkei 225(R) Index                36.60%         $13.66
-----------------------------------------------------------------------------------------------------
* NUMBERS HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

OWNING THE SECURITIES IS NOT THE SAME AS OWNING THE INDEX CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE INDEX.

The return on your Securities will not reflect the return you would realize if you actually owned the applicable Index Constituent Stocks or a security directly linked to the performance of the applicable Index and held such investment for a similar period because:

> the maximum gain on the Securities at maturity is as set forth in the table above; and

> the level of the Index is calculated in part by reference to the prices of the Index Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

If the applicable Index Return exceeds the maximum gain on the Securities set forth in the table above, your return on the Securities at maturity will be less than the return on a direct investment in the respective Index without taking into account taxes and other costs related to such a direct investment.

RISK FACTORS
--------------------------------------------------------------------------------

Even if the level of the applicable Index increases above the Index Starting Level during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the Index to increase while the market value of the Securities declines.

THE MARKET VALUE OF THE SECURITIES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally the level of the applicable Index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

> the volatility of the applicable Index (I.E., the frequency and magnitude of changes in the level of the Index);

> the composition of the applicable Index and changes in the Index Constituent Stocks;

>    the market price of the applicable Index Constituent Stocks;

> the dividend rate paid on the applicable Index Constituent Stocks (while not paid to holders of the Securities, dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the respective Index and, therefore, affect the market value of the Securities);

> supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;

> With respect to the Securities linked to the MSCI EAFE Index, the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the MSCI EAFE Index Constituent Stocks are denominated;

>    interest rates in the market;

>    the time remaining to the maturity of the Securities;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of the applicable Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE SECURITIES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price and, as a result, you may suffer substantial losses.

RISK FACTORS
--------------------------------------------------------------------------------

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

CHANGES THAT AFFECT THE APPLICABLE INDEX WILL AFFECT THE MARKET VALUE OF THE SECURITIES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of the applicable Index sponsor or publisher (as identified below in "The Indices" on page S-21) concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the respective Index, could affect that Index and, therefore, could affect the amount payable on the Securities at maturity, and the market value of the respective Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if the applicable Index sponsor or publisher changes these policies, for example by changing the manner in which it calculates the Index, or if the applicable Index sponsor or publisher discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the applicable Index Ending Level is not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the applicable Index Ending Level or fair market value of the Securities--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THE FORMULA FOR DETERMINING THE PAYMENT AT MATURITY DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE APPLICABLE INDEX.

Changes in the applicable Index during the term of the Securities before the final valuation date will not be reflected in the calculation of the amount payable, if any, at maturity. The calculation agent will calculate the payment at maturity by comparing only the level of the applicable Index on the trade date and the level of the applicable Index on the final valuation date. No other levels of the applicable Index will be taken into account. As a result, you may lose some or all of your investment even if the applicable Index has risen at certain times during the term of the Securities before falling to a level below its Index Starting Level on the final valuation date.

UBS and its affiliates are not affiliated with any of the Indices in any way (except for licensing arrangements discussed below in "The Indices" on page S-21) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of each respective Index. If the applicable Index sponsor or publisher discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the applicable Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Securities--Market Disruption Event" on page S-43 and "Specific Terms of the Securities--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-45. The applicable Index sponsor or publisher is not involved in the offer of the Securities in any way and has no obligation to consider your interests as an owner of the Securities in taking any actions that might affect the value of your Securities.

RISK FACTORS
--------------------------------------------------------------------------------

We have derived the information about each Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Indices or the Index sponsors or publishers contained in this prospectus supplement. You, as an investor in the Securities, should make your own investigation into the applicable Index and the Index sponsor or publisher.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE SECURITIES.

The trading prices of the applicable Index Constituent Stocks will determine each Index level. As a result, it is impossible to predict whether, or the extent to which, the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks and the level of the Index. Accordingly, the historical performance of the Index should not be taken as an indication of the future performance of the Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE SECURITIES.

As described below under "Use of Proceeds and Hedging" on page S-47, we or one or more affiliates may hedge our obligations under any of the Securities by purchasing the applicable Index Constituent Stocks, futures or options on such Index Constituent Stocks or the Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of such Index Constituent Stocks or Indices, and we may adjust these hedges by, among other things, purchasing or selling such Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Indices or such Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the applicable Index Constituent Stocks and/or the level of the applicable Index, and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in the applicable Index Constituent Stocks and other investments relating to the applicable Index Constituent Stocks or the applicable Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of such Index Constituent Stocks and/or the level of such Index and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the applicable Index Constituent Stocks or the applicable Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to any of the Indices and their respective Index Constituent Stocks that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders' interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers

RISK FACTORS
--------------------------------------------------------------------------------

and in accounts under their management. These trading activities, if they influence the level of the applicable Index, could be adverse to the interests of the holders of the Securities linked to that Index.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the respective Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the applicable Securities. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the applicable Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the applicable Securities.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF ANY INDEX CONSTITUENT STOCKS, INDEX OR INDICES TO WHICH THE SECURITIES ARE LINKED OR THE MARKET VALUE OF THE SECURITIES.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and into any Index Constituent Stocks, index or Indices to which the Securities are linked.

THE MSCIEAFE INDEX RETURN WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE MSCIEAFE INDEX.

Although the MSCI EAFE Index Constituent Stocks are traded in currencies other than U.S. dollars, and the Securities linked to the MSCI EAFE Index are denominated in U.S. dollars, the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which MSCI EAFE Index Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the MSCI EAFE Index Return. The amount we pay in respect of the Securities on the maturity date will be based solely upon the Index Return. See "Specific Terms of the Securities--Payment at Maturity" on page S-42.

AN INVESTMENT IN THE SECURITIES LINKED TO CERTAIN INDICES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Dow Jones EuroStoxx 50(R), MSCI EAFE(R) and Nikkei 225(R) Index Constituent Stocks have been issued by foreign companies. An investment in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may be more volatile than U.S. securities markets and market developments may affect foreign markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in foreign countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the foreign securities markets, include the possibility of recent or future changes in

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RISK FACTORS
--------------------------------------------------------------------------------

the foreign government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other foreign laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular foreign economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

CHANGES IN THE VOLATILITY OF EXCHANGE RATES, AND THE CORRELATION BETWEEN EXCHANGE RATES AND THE LEVEL OF THE MSCI EAFE INDEX, ARE LIKELY TO AFFECT THE MARKET VALUE OF THE SECURITIES LINKED TO THE MSCI EAFE INDEX.

The exchange rate between the U.S. dollar and each of the currencies upon which MSCI EAFE Index Constituent Stocks are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies, the particular currency upon which a MSCI EAFE Index Constituent Stock is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency upon which a MSCI EAFE Index Constituent Stock is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which a MSCI EAFE Index Constituent Stock is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies upon which MSCI EAFE Index Constituent Stocks are denominated refers to the size and frequency of changes in that exchange rate. Because the Securities are payable in U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which MSCI EAFE Index Constituent Stocks are denominated could affect the market value of the Securities. The correlation between the exchange rate between the U.S. dollar and each of the currencies upon which MSCI EAFE Index Constituent Stocks are denominated and the level of the MSCI EAFE Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the MSCI EAFE Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies upon which MSCI EAFE Index Constituent Stocks are denominated and the percentage changes in the level of the MSCI EAFE Index could affect the value of the Securities.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE SECURITIES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Securities?" in the summary section on page S-4, "Supplemental U.S. Tax Considerations" on page S-49, and the section "U.S. Tax Considerations" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE SECURITIES OR DIVIDEND PAYMENTS ON ANY INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN ANY INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the applicable Index Constituent Stocks. As a holder of the Securities, you will not have voting rights or any other rights that holders of the applicable Index Constituent Stocks may have.

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RISK FACTORS
--------------------------------------------------------------------------------

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the applicable Index Ending Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days.

If the determination of the applicable Index Ending Level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the applicable Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the applicable Index Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Securities--Market Disruption Event" on page S-43.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Securities. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Securities--Role of Calculation Agent" on page S-46. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the applicable Index Constituent Stocks or the Index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

UBS HAS A NON-EXCLUSIVE RIGHT TO USE THE INDEX.

UBS has been granted a non-exclusive right to use each Index and related service marks and trademarks in connection with the Securities. If UBS breaches its obligations under any such license, the applicable Index sponsor or publisher, as the other party to the license agreement, will have the right to terminate the license. If such Index sponsor or publisher chooses to terminate the license agreement, UBS must immediately cease use of the applicable Index. If this occurs, it may become difficult for UBS to determine the amount payable, if any, at maturity of the Securities. The calculation agent in this case will determine the Index Ending Level or the fair market value of the Securities--and thus the amount payable at maturity--in a manner it considers appropriate in its reasonable discretion.

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--------------------------------------------------------------------------------


The Indices

THE S&P 500(R) INDEX

We have derived all information regarding the S&P 500(R) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P Index, and may discontinue publication of the S&P Index.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies (the "S&P Index Constituent Stocks") as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of December 29, 2006, 422 companies or 85.6% of the S&P Index by market capitalization traded on the New York Stock Exchange, 78 companies or 14.4% of the S&P Index by market capitalization traded on The Nasdaq Stock Market, and 0 companies or 0.0% of the S&P Index by market capitalization traded on the American Stock Exchange. As of December 29, 2006, the S&P Index represented approximately 74% of the market value of S&P's internal database of over 6,956 equities. S&P chooses companies for inclusion in the S&P Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 6,956 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the S&P Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (88), Consumer Staples
(38), Energy (31), Financials (87), Health Care (55), Industrials (52), Information Technology (78), Materials (29), Telecommunication Services (10) and Utilities (32). S&P may, from time to time, in its sole discretion, add companies to or delete companies from the S&P Index to achieve the objectives stated above.

S&P calculates the S&P Index by reference to the prices of the S&P Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Securities will not reflect the return you would realize if you actually owned the S&P Index Constituent Stocks and received the dividends paid on such stocks.

COMPUTATION OF THE INDEX

S&P currently computes the S&P Index as of a particular time as follows:

> the product of the market price per share and the number of then outstanding shares of each component stock, adjusted as described below, is determined as of that time (referred to as the "market value" of that stock);

>    the market values of all component stocks as of that time are aggregated;

> the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

THE INDICES
--------------------------------------------------------------------------------

> the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

> the current aggregate market value of all component stocks is divided by the base value; and

>    the resulting quotient, expressed in decimals, is multiplied by ten.

Prior to March 2005, the market value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In September 2004, S&P announced that it would transition to using a "float-adjusted" number of shares to calculate the Index, meaning that, with respect to each component stock, only the number of shares of such stock available to investors, rather than all of the outstanding shares, would be used to determine the component stock's market value. The transition to float adjustment took place in two steps. The first step took place in March 2005, when S&P began calculating market value as the product of the market price per share and the average of the number of outstanding shares and the float-adjusted number of shares of a component stock. The second step took place in September 2005, when S&P began using only the float-adjusted number of shares to calculate market value.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

>    the issuance of stock dividends;

> the granting to shareholders of rights to purchase additional shares of stock;

>    the purchase of shares by employees pursuant to employee benefit plans;

>    consolidations and acquisitions;

> the granting to shareholders of rights to purchase other securities of the issuer;

>    the substitution by S&P of particular component stocks in the Index; or

>    other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                                New Market Value
               Old Base Value x ---------------- = New Base Value
                                Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P Index or any successor index. While S&P currently employs the above methodology to calculate the S&P Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Securities. S&P does not guarantee the accuracy or the completeness of the S&P Index or any data included in the S&P Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the S&P Index. S&P disclaims all

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--------------------------------------------------------------------------------

responsibility for any errors or omissions in the calculation and dissemination of the S&P Index or the manner in which the S&P Index is applied in determining the amount payable at maturity.

HISTORICAL CLOSING LEVELS OF THE S&P 500(R) INDEX

Since its inception, the S&P Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the S&P Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical Index levels do not give an indication of future performance of the S&P Index. UBS cannot make any assurance that the future performance of the S&P Index or the S&P Index Constituent Stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the S&P Index on January 24, 2007 was 1440.13.

The graph below illustrates the performance of the S&P Index from January 29, 1988 through January 24, 2007.

        [The table below represents a line chart in the printed report.]

 1988       1990       1992       1994       1996        1998        2000        2002        2004        2006
------     ------     ------     ------     ------      ------     -------      ------     -------     -------
257.07     329.08     408.79     481.61     636.02      980.28     1394.46      1130.2     1131.13     1280.08
267.82     331.89      412.7     467.14     640.43     1049.34     1366.42     1106.73     1144.94     1280.66
258.89     339.94     403.69     445.77      645.5     1101.75     1498.58     1147.39     1126.21     1294.83
261.33      330.8     414.95     450.91     654.17     1111.75     1452.43     1076.92      1107.3     1310.61
262.16     361.23     415.35     456.51     669.12     1090.82      1420.6     1067.14     1120.68     1270.09
 273.5     358.02     408.14     444.27     670.63     1133.84      1454.6      989.82     1140.84      1270.2
272.02     356.15     424.22     458.26     639.95     1120.67     1430.83      911.62     1101.72     1276.66
261.52     322.56     414.03      475.5     651.99      957.28     1517.68      916.07     1104.24     1303.82
271.91     306.05      417.8     462.71     687.31     1017.01     1436.51      815.28     1114.58     1335.85
278.97        304     418.68     472.35     705.27     1098.67      1429.4      885.76      1130.2     1377.94
 273.7     322.22     431.35     453.69     757.02     1163.63     1314.95      936.31     1173.82     1400.63
277.72     330.22     435.71     459.27     740.74     1229.23     1320.28      879.82     1211.92     1424.73
297.47     343.93     438.78     470.42     786.16     1279.64     1366.01       855.7     1181.27
288.86     367.07     443.38     487.39     790.82     1238.33     1239.94      841.15      1203.6
294.87     375.22     451.67     500.71     757.12     1286.37     1160.33      848.18     1180.59
309.64     375.34     440.19     514.71     801.34     1335.18     1249.46      916.92     1156.85
320.52     389.83     450.19      533.4     848.28     1301.84     1255.82      963.59      1191.5
317.98     371.16     450.53     544.75     885.14     1372.71     1224.42       974.5     1191.33
346.08     387.81     448.13     562.06     954.29     1328.72     1211.23      990.31     1234.18
351.45     395.43     463.56     561.88     899.47     1320.41     1133.58     1008.01     1220.33
349.15     387.86     458.93     584.41     947.28     1282.71     1040.94      995.97     1228.81
340.36     392.45     467.83      581.5     914.62     1362.93     1059.78     1050.71     1207.01
345.99     375.22     461.79     605.37      955.4     1388.91     1139.45      1058.2     1249.48
 353.4     417.09     466.45     615.93     970.43     1469.25     1148.08     1111.92     1248.29

Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the Securities. The S&P Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to UBS or the Securities. S&P has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by

THE INDICES
--------------------------------------------------------------------------------

which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Securities.

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THE INDICES
--------------------------------------------------------------------------------

THE DOW JONES EURO STOXX 50(R) INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50(R) Index (the "EURO STOXX Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "EURO STOXX Index Sponsor"). The EURO STOXX Index Sponsor owns the copyright and all other rights to the EURO STOXX Index. The EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector Indices. The Dow Jones EURO STOXX Supersector Indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector Indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones STOXXTMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the EURO STOXX Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX Index ranked between 41 and 60 are added as EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX Index contains 50 stocks. The EURO STOXX Index composition is reviewed annually in September and is subject to change.

The EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX Index Constituent Stocks.

The EURO STOXX Index is denominated in Euros. The EURO STOXX Index Return will be calculated based on the closing levels of the EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE EURO STOXX INDEX

According to publicly available information as of January 24, 2007, securities comprising the EURO STOXX Index (the "EURO STOXX Index Constituent Stocks") consist of the companies listed below. The weighting of each of the EURO STOXX Index Constituent Stocks within the EURO STOXX Index is also provided. All data listed below is as of January 24, 2007.

THE INDICES
--------------------------------------------------------------------------------

NAME                                 SECTOR                % WEIGHT  COUNTRY
----                                 ------                --------  -------
Total SA                             Energy                  5.42%   FRANCE
Banco Santander Central Hispano SA   Financial               4.13%   SPAIN
UniCredito Italiano SpA              Financial               3.42%   ITALY
BNP Paribas                          Financial               3.39%   FRANCE
Sanofi-Aventis                       Consumer, Non-cyclical  3.36%   FRANCE
Telefonica SA                        Communications          3.29%   SPAIN
ING Groep NV                         Financial               3.27%   NETHERLANDS
E.ON AG                              Utilities               3.18%   GERMANY
Banco Bilbao Vizcaya Argentaria SA   Financial               3.14%   SPAIN
Allianz SE                           Financial               2.99%   GERMANY
Siemens AG                           Industrial              2.98%   GERMANY
Nokia OYJ                            Communications          2.89%   FINLAND
ENI SpA                              Energy                  2.84%   ITALY
Societe Generale                     Financial               2.82%   FRANCE
Intesa Sanpaolo SpA                  Financial               2.69%   ITALY
AXA SA                               Financial               2.68%   FRANCE
Deutsche Bank AG                     Financial               2.52%   GERMANY
DaimlerChrysler AG                   Consumer, Cyclical      2.16%   GERMANY
ABN AMRO Holding NV                  Financial               2.15%   NETHERLANDS
Suez SA                              Utilities               2.04%   FRANCE
Deutsche Telekom AG                  Communications          1.98%   GERMANY
Fortis                               Financial               1.92%   BELGIUM
France Telecom SA                    Communications          1.75%   FRANCE
RWE AG                               Utilities               1.74%   GERMANY
Vivendi                              Communications          1.69%   FRANCE
BASF AG                              Basic Materials         1.67%   GERMANY
Assicurazioni Generali SpA           Financial               1.66%   ITALY
Unilever NV                          Consumer, Non-cyclical  1.62%   NETHERLANDS
Koninklijke Philips Electronics NV   Industrial              1.58%   NETHERLANDS
Enel SpA                             Utilities               1.54%   ITALY
Bayer AG                             Basic Materials         1.47%   GERMANY
SAP AG                               Technology              1.44%   GERMANY
Groupe Danone                        Consumer, Non-cyclical  1.29%   FRANCE
Carrefour SA                         Consumer, Non-cyclical  1.23%   FRANCE
Endesa SA                            Utilities               1.21%   SPAIN
Muenchener Rueckversicherungs AG     Financial               1.20%   GERMANY
Telecom Italia SpA                   Communications          1.18%   ITALY
Credit Agricole SA                   Financial               1.14%   FRANCE
Cie de Saint-Gobain                  Industrial              1.13%   FRANCE
Iberdrola SA                         Utilities               1.07%   SPAIN
Alcatel-Lucent                       Communications          1.06%   FRANCE
Aegon NV                             Financial               1.01%   NETHERLANDS
Air Liquide                          Basic Materials         1.01%   FRANCE
Repsol YPF SA                        Energy                  0.98%   SPAIN
L'Oreal SA                           Consumer, Non-cyclical  0.98%   FRANCE
Allied Irish Banks PLC               Financial               0.95%   IRELAND
LVMH Moet Hennessy Louis Vuitton SA  Diversified             0.91%   FRANCE
Renault SA                           Consumer, Cyclical      0.86%   FRANCE
Lafarge SA                           Industrial              0.82%   FRANCE
Koninklijke Ahold NV                 Consumer, Non-cyclical  0.55%   NETHERLANDS

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HISTORICAL CLOSING LEVELS OF THE EURO STOXX INDEX

Since its inception, the EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the EURO STOXX Index during any period shown below is not an indication that the value of the EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the EURO STOXX Index do not give an indication of the future performance of the EURO STOXX Index. UBS cannot make any assurance that the future performance of the EURO STOXX Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the EURO STOXX Index as of January 24, 2007 was 4187.55.

The graph below illustrates the performance of the EURO STOXX Index from January 29, 1988 through January 24, 2007.

        [The table below represents a line chart in the printed report.]

  1988        1990        1992        1994        1996        1998        2000        2002        2004        2006
 ------     -------     -------     -------     -------     -------     -------     -------     -------     -------
 635.95     1069.92     1045.71     1456.88     1611.05     2676.03     4684.48     3670.26     2839.13     3691.41
 708.88     1048.91     1082.35     1396.06     1595.64     2878.04     5182.62     3624.74     2893.18     3774.51
 701.56     1115.39     1060.78     1365.74     1612.24     3153.32     5249.55     3784.05     2787.49     3853.74
 710.55     1087.94     1085.06     1427.37     1671.13     3120.94     5303.95     3574.23     2787.48      3839.9
 711.12     1116.83     1105.18     1358.74     1673.76     3357.77     5200.89     3425.79     2749.62     3637.17
 760.54     1120.33     1056.93      1284.6      1665.9     3406.82     5145.35     3133.39     2811.08     3648.92
 780.03     1116.48      988.96      1373.6     1590.93     3480.63      5122.8     2685.79     2720.05     3691.87
 761.63      962.15      951.68     1397.12     1601.43     2978.12     5175.12     2709.29     2670.79      3808.7
 809.03      845.96      968.58     1302.53     1694.51     2670.97     4915.18     2204.39      2726.3     3899.41
 837.84      889.57      980.05     1327.67     1700.54     2887.11     5057.46     2518.99     2811.72      4004.8
 828.32      872.81     1012.37     1323.35     1817.95     3179.09     4790.08     2656.85     2876.39     3987.23
 861.36      858.72     1033.51     1320.59     1850.32     3342.32     4772.39     2386.41     2951.01     4130.66
 880.79      871.77     1043.55     1296.71     2005.36     3547.15      4779.9     2248.17     2984.59
 852.86      959.23     1128.36     1312.78     2077.22     3484.24     4318.88     2140.73     3058.32
 883.82      982.08     1140.82     1300.13     2137.28     3559.86        4185     2036.86     3055.73
 901.71     1002.08     1114.25     1346.68     2164.68     3757.87     4525.01     2324.23      2930.1
 923.42     1045.52     1113.68     1377.67     2220.86     3629.46     4426.24     2330.06      3076.7
 953.51     1003.15     1157.58     1362.52     2398.41     3788.66     4243.91     2419.51     3181.54
 997.91     1000.94     1236.14     1435.52     2674.83     3638.62     4091.38     2519.79     3326.51
 1038.1     1016.62     1321.88     1432.86     2407.58     3769.14     3743.97     2556.71     3263.78
1032.57        1007     1285.92      1419.6     2581.36     3669.71     3296.66     2395.87     3428.51
 970.43     1003.13     1359.41     1407.17     2331.25     3922.91     3478.63     2575.04     3320.15
1023.52      985.85     1326.28      1455.1     2423.74     4314.38     3658.27     2630.47     3447.07
1098.49        1000     1433.34     1506.82     2531.99     4904.46     3806.13     2760.66     3578.93

Source: Bloomberg L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Index in connection with the issuance of certain securities, including the Securities.

"Dow Jones EURO STOXX 50(R)" is a service mark of the EURO STOXX Index Sponsor. The EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Index and its service marks for use in connection with the Securities.

The EURO STOXX Index Sponsor does not:

>    Sponsor, endorse, sell or promote the Securities.

> Recommend that any person invest in the Securities or any other financial products.

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Securities.

                                                                            S-27
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--------------------------------------------------------------------------------

> Have any responsibility or liability for the administration, management or marketing of the Securities.

> Consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the EURO STOXX Index or have any obligation to do so.

The EURO STOXX Index Sponsor will not have any liability in connection with the Securities. Specifically, the EURO STOXX Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Securities, the owner of the Securities or any other person in connection with the use of the EURO STOXX Index and the data included in the EURO STOXX Index;

>    the accuracy or completeness of the EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the EURO STOXX Index or its data;

>    any errors, omissions or interruptions in the EURO STOXX Index or its data;
     and

> any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

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THE MSCI-EAFE(R) INDEX

We have derived all information regarding the MSCI-EAFE(R) Index (Europe, Asia, Australia and the Far East, the "MSCI-EAFE Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Morgan Stanley Capital International Inc. ("MSCI"). We do not assume any responsibility for the accuracy or completeness of such information. MSCI has no obligation to continue to publish the MSCI-EAFE Index, and may discontinue publication of the MSCI-EAFE Index.

The MSCI-EAFE Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe, Asia, Australia and the Far East, excluding the United States and Canada. As of January 24, 2007, the MSCI-EAFE Index consisted of the following 21 developed country indexes: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

As of January 24, 2007, the MSCI-EAFE Index was weighted by sector as follows:

         SECTOR                              WEIGHTS
         ------                              -------
         Basic Materials ..................    7.07%
         Communications ...................    9.12%
         Consumer, Cyclical ...............   11.02%
         Consumer, Non-cyclical ...........   15.67%
         Diversified ......................    0.68%
         Energy ...........................    6.84%
         Financial ........................   30.18%
         Industrial .......................   11.73%
         Technology .......................    2.28%
         Utilities ........................    5.42%
           Grand Total ....................  100.00%

Source: Bloomberg L.P.

                                                                            S-29
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As of January 24, 2007, the top fifty constituent stocks of the MSCI-EAFE Index were as follows:

NAME                                 SECTOR                % WEIGHT  COUNTRY
----                                 ------                --------  -------
BP PLC                               Energy                  1.64%   BRITAIN
HSBC Holdings PLC                    Financial               1.64%   BRITAIN
Toyota Motor Corp                    Consumer, Cyclical      1.50%   JAPAN
GlaxoSmithKline PLC                  Consumer, Non-cyclical  1.24%   BRITAIN
Vodafone Group PLC                   Communications          1.20%   BRITAIN
Total SA                             Energy                  1.14%   FRANCE
Nestle SA                            Consumer, Non-cyclical  1.10%   SWITZERLAND
Novartis AG                          Consumer, Non-cyclical  1.04%   SWITZERLAND
Roche Holding AG                     Consumer, Non-cyclical  1.02%   SWITZERLAND
Royal Bank of Scotland Group PLC     Financial               1.01%   BRITAIN
Royal Dutch Shell PLC                Energy                  1.00%   NETHERLANDS
UBS AG                               Financial               0.95%   SWITZERLAND
Banco Santander Central Hispano SA   Financial               0.86%   SPAIN
Mitsubishi UFJ Financial Group Inc   Financial               0.83%   JAPAN
Barclays PLC                         Financial               0.75%   BRITAIN
Telefonica SA                        Communications          0.74%   SPAIN
Royal Dutch Shell PLC                Energy                  0.73%   NETHERLANDS
Sanofi-Aventis                       Consumer, Non-cyclical  0.72%   FRANCE
BNP Paribas                          Financial               0.71%   FRANCE
Banco Bilbao Vizcaya Argentaria SA   Financial               0.69%   SPAIN
AstraZeneca PLC                      Consumer, Non-cyclical  0.68%   BRITAIN
Siemens AG                           Industrial              0.66%   GERMANY
HBOS PLC                             Financial               0.66%   BRITAIN
Allianz SE                           Financial               0.65%   GERMANY
ENI SpA                              Energy                  0.65%   ITALY
ING Groep NV                         Financial               0.64%   NETHERLANDS
Nokia OYJ                            Communications          0.63%   FINLAND
Credit Suisse Group                  Financial               0.63%   SWITZERLAND
E.ON AG                              Utilities               0.63%   GERMANY
UniCredito Italiano SpA              Financial               0.56%   ITALY
Deutsche Bank AG                     Financial               0.55%   GERMANY
AXA SA                               Financial               0.55%   FRANCE
BHP Billiton Ltd                     Basic Materials         0.55%   AUSTRALIA
Mizuho Financial Group Inc           Financial               0.55%   JAPAN
Anglo American PLC                   Basic Materials         0.53%   BRITAIN
Lloyds TSB Group PLC                 Financial               0.50%   BRITAIN
Tesco PLC                            Consumer, Non-cyclical  0.50%   BRITAIN
Societe Generale                     Financial               0.49%   FRANCE
Sumitomo Mitsui Financial Group Inc  Financial               0.49%   JAPAN
Honda Motor Co Ltd                   Consumer, Cyclical      0.49%   JAPAN
Telefonaktiebolaget LM Ericsson      Communications          0.47%   SWEDEN
DaimlerChrysler AG                   Consumer, Cyclical      0.46%   GERMANY
Canon Inc                            Technology              0.45%   JAPAN
Takeda Pharmaceutical Co Ltd         Consumer, Non-cyclical  0.45%   JAPAN
ABN AMRO Holding NV                  Financial               0.45%   NETHERLANDS
Rio Tinto PLC                        Basic Materials         0.44%   BRITAIN
Diageo PLC                           Consumer, Non-cyclical  0.42%   BRITAIN
Intesa Sanpaolo SpA                  Financial               0.42%   ITALY
Deutsche Telekom AG                  Communications          0.41%   GERMANY
BT Group PLC                         Communications          0.39%   BRITAIN

The MSCI-EAFE Index is a part of a series of indexes sponsored by MSCI called the "MSCI Standard Index series".

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--------------------------------------------------------------------------------

CONSTRUCTING THE MSCI STANDARD INDEX SERIES

MSCI undertakes an index construction process which involves:

>    Defining the equity universe.

> Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

> Classifying the universe of securities under the Global Industry Classification Standard ("GICS").

> Selecting securities for inclusion according to MSCI's index construction rules and guidelines.

DEFINING THE EQUITY UNIVERSE

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

ADJUSTING THE TOTAL MARKET CAPITALIZATION OF SECURITIES FOR FREE FLOAT

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

> Defining and estimating the free float available to foreign investors for each security, using MSCI's definition of free float.

>    Assigning a free float-adjustment factor to each security.

> Calculating the free float-adjustment market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

> Strategic and other shareholdings not considered part of available free float.

>    Limits on share ownership for foreign investors.

>    Other foreign investment restrictions.

MSCI's estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

CLASSIFYING THE UNIVERSE OF SECURITIES UNDER THE GLOBAL INDUSTRY CLASSIFICATION STANDARD ("GICS")

In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard ("GICS"). The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI's objective of reflecting broad and fair representation in its indexes.

                                                                            S-31
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GICS consists of 10 sectors, 24 industry groups, 67 industries and 147 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

> A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company's revenues.

> A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company's revenues and earnings.

> Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

SELECTING SECURITIES FOR INDEX INCLUSION

In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a "bottom-up" approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

Each company's business activities and the diversification that its securities would bring to the index.

> The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

> The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

MAINTAINING THE MSCI STANDARD INDEX SERIES

Overall, index maintenance can be described by three broad categories of implementation of changes.

> Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

> Quarterly index reviews, aimed at promptly reflecting other significant market events.

> Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indexes rapidly as they occur.

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

ANNUAL FULL COUNTRY INDEX REVIEW

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-

S-32
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--------------------------------------------------------------------------------

constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

QUARTERLY INDEX REVIEW

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

> Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

> Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

Replacement of companies, which are no longer suitable industry representatives.

> Deletion of securities whose company and/or security free float has fallen to less than 15%.

>    Deletion of securities that have become very small or illiquid.

> Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

>    Additions or deletions of securities as a result of other market events.

ONGOING EVENT-RELATED CHANGES

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

ANNOUNCEMENT POLICY

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementations.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 P.M. U.S. Eastern Standard Time (EST).

                                                                            S-33
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In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

HISTORICAL LEVELS OF THE MSCI-EAFE INDEX

Since its inception, the MSCI-EAFE Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the MSCI-EAFE Index during any period shown on the graph below is not an indication that the value of the MSCI-EAFE Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical MSCI-EAFE Index levels do not give an indication of future performance of the MSCI-EAFE Index. UBS cannot make any assurance that the future performance of the MSCI-EAFE Index will result in holders of the Securities receiving a positive total return on their investment. The closing level of the MSCI-EAFE Index as of January 24, 2007 was 2095.03.

The graph below illustrates the performance of the MSCI-EAFE Index from January 29, 1988 through January 24, 2007.

        [The table below represents a line chart in the printed report.]

  1988        1990        1992        1994        1996        1998        2000        2002        2004        2006
  ----        ----        ----        ----        ----        ----        ----        ----        ----        ----
 770.13      1007.8      849.52     1058.31     1138.87      1241.2     1646.62     1093.11     1306.43     1782.57
 820.63      936.39      817.86     1054.18     1141.23     1319.25     1689.34     1099.39     1334.96     1776.42
 870.17      837.74      762.62     1007.54     1163.96     1358.27     1753.16      1155.6     1337.07     1827.65
 881.86         830      764.95     1049.07      1196.3     1367.39     1659.28     1160.74     1302.92     1910.15
 852.69       923.6      814.85     1041.82     1172.77     1359.14     1617.13     1171.51     1302.04     1826.73
 829.33       914.3      774.89     1055.28     1177.85      1367.8     1678.61     1123.01     1327.97     1822.88
 854.47      925.96       753.7     1064.17     1141.88     1380.06     1606.61     1011.34     1283.96     1839.66
 798.04      834.82      799.58     1088.09     1142.83     1207.45     1618.94     1006.55     1286.26     1885.49
 832.02      717.24      782.45     1052.51     1171.65     1168.77     1538.51      897.05     1318.03     1885.26
 902.29      827.71      740.17     1086.22     1158.11     1288.93      1500.6      944.62     1362.19     1957.64
 955.06       777.6      745.94      1032.7     1202.61     1353.32     1442.76      986.38     1452.59     2012.31
  959.4      788.98      748.62     1037.86     1185.57     1405.04     1492.41      952.65     1515.48     2073.58
 975.35      813.17      747.35      996.67     1142.58     1399.24      1491.3      912.39     1486.97
 979.41      899.06      768.77      992.45     1159.75     1364.23      1378.2      889.82      1548.6
 959.23      843.88       834.6     1052.89     1162.39     1419.51     1282.99      868.55     1503.85
 967.15      851.01      912.59     1091.01     1167.03     1475.36     1369.47      950.03     1462.87
  913.6      858.71      930.65     1076.53     1241.39     1397.72     1317.21     1003.78     1457.36
  897.3      794.46      914.94     1056.17     1308.28     1450.56     1261.49     1025.74     1473.72
1008.99       832.3       945.8     1120.42     1327.92     1491.97     1238.01     1049.47     1518.15
 962.66      814.18      995.68     1076.25     1227.21     1495.71     1204.49     1072.14     1552.51
 1005.5      858.85      972.07      1095.8     1294.42     1509.05     1080.95     1103.39     1618.84
  964.1      869.77     1000.85     1064.88     1193.35     1563.88     1108.34     1171.47     1570.83
1011.55      827.91      912.19     1093.06     1179.63     1616.56     1148.35     1195.82     1606.14
1047.86      869.35       976.9     1135.63     1188.39     1760.04     1154.96     1288.77     1680.13

Source: Bloomberg L.P.

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LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with MSCI providing for the license to us and certain of our affiliates, in exchange for a fee, of the right to use the MSCI-EAFE Index in connection with securities, including the Securities. The MSCI-EAFE Index is owned and published by MSCI.

The Securities are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or the ability of the MSCI-EAFE Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI-EAFE Index, which is determined, composed and calculated by MSCI without regard to the Securities or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI-EAFE Index. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Securities in connection with the administration, marketing or trading of the Securities.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI-EAFE INDEX FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Securities, or any other person or entity, should use or refer to MSCI's trade name, trademark or service mark rights to the designations "Morgan Stanley Capital International(R)," "MSCI(R)," "Morgan Stanley Capital International Perspective(R)," to sponsor, endorse, market or promote the Securities without first contacting MSCI to determined whether MSCI's permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

THE INDICES
--------------------------------------------------------------------------------

THE NIKKEI(R) 225 INDEX

We have derived all information regarding the Nikkei(R) 225 Index (the "Nikkei Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.29 as of January 24, 2007 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

THE INDICES
--------------------------------------------------------------------------------

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Securities.

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the Nikkei Index as of January 24, 2007 was 17507.40.

The following graph sets forth the historical performance of the Nikkei Index from January 29, 1988 through January 24, 2007.

        [The table below represents a line chart in the printed report.]

  1988        1990        1992        1994        1996        1998        2000        2002        2004        2006
-------     -------     -------     -------     -------     -------     -------      ------     -------     -------
23622.3     37188.9     22023.1     20229.1     20812.7     16628.5     19539.7      9997.8     10783.6     16649.8
25242.8       34592     21338.8     19997.2     20125.4     16831.7     19959.5     10587.8     11041.9     16205.4
26260.3     29980.4     19345.9     19111.9     21406.8     16527.2     20337.3     11024.9     11715.4     17059.7
27434.1     29584.8     17390.7     19725.2     22041.3     15641.3     17973.7     11492.5     11761.8     16906.2
27416.7     33130.8     18347.8     20973.6     21956.2     15670.8     16332.5     11763.7     11236.4     15467.3
27769.4     31940.2     15951.7     20643.9     22530.8     15830.3     17411.1     10621.8     11858.9     15505.2
27911.6     31035.7     15910.3     20449.4     20692.8       16379     15727.5     9877.94     11325.8     15456.8
27365.9     25978.4     18061.1     20628.5     20166.9     14107.9     16861.3      9619.3     11081.8     16140.8
27923.7     20983.5     17399.1     19563.8     21556.4     13406.4     15747.3     9383.29     10823.6     16127.6
27982.5     25194.1     16767.4     19989.6     20466.9     13564.5     14539.6     8640.48     10771.4     16399.4
29578.9     22454.6     17683.7     19075.6     21020.4     14883.7     14648.5     9215.56     10899.2     16274.3
  30159     23848.7     16924.9     19723.1     19361.3     13842.2     13785.7     8578.95     11488.8     17224.8
31581.3     23293.1     17023.8     18649.8       18330     14499.2     13843.5     8339.94     11387.6
31985.6     26409.2     16953.3     17053.4       18557     14367.5     12883.5     8363.04     11740.6
32838.7       26292     18591.4       16140     18003.4     15836.6     12999.7     7972.71       11669
33713.4     26111.2     20919.2     16806.8     19151.1     16701.5     13934.3     7831.42     11008.9
34266.8     25789.6     20552.3     15436.8     20068.8     16111.7     13262.1     8424.51     11276.6
32948.7       23291       19590     14517.4       20605     17529.7       12969     9083.11       11584
34953.9     24120.8     20380.1     16677.5     20331.4     17861.9     11860.8     9563.21     11899.6
34431.2     22335.9     21026.6     18117.2     18229.4     17436.6     10713.5     10343.5     12413.6
35636.8     23916.4     20105.7     17913.1     17887.7     17605.5     9774.68       10219     13574.3
35549.4     25222.3       19703     17654.6     16458.9     17942.1     10366.3     10559.6     13606.5
37268.8     22687.3     16406.5     18744.4     16636.3     18558.2     10697.4     10100.6     14872.2
38915.9     22983.8     17417.2     19868.2     15258.7     18934.3     10542.6     10676.6     16111.4

Source: Bloomberg L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Securities are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Securities or any member of the public regarding the advisability of investing in securities generally, or in the Securities in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Securities. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Securities in determining, composing or calculating the Nikkei

THE INDICES
--------------------------------------------------------------------------------

Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Securities and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Securities payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Securities.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Securities.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Securities are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Securities.

--------------------------------------------------------------------------------


Valuation of the Securities

Each series of Securities is linked to the performance of an Index and is subject to the particular terms set forth in the table below. THE PERFORMANCE OF EACH SERIES OF SECURITIES WILL NOT DEPEND ON THE PERFORMANCE OF THE INDEX OF ANY OTHER SERIES OF SECURITIES.

-------------------------------------------------------------------------------------------------------
                                                                                     MAXIMUM PAYMENT
                                                                       MAXIMUM    AT MATURITY PER $10
                 SERIES OF SECURITIES                                   GAIN        PRINCIPAL AMOUNT*
-------------------------------------------------------------------------------------------------------
 $13,540,000 Securities Linked to the S&P 500(R) Index                   15.40%            $11.54
-------------------------------------------------------------------------------------------------------
 $11,600,000 Securities Linked to the Dow Jones EuroStoxx 50(R) Index    26.50%            $12.65
-------------------------------------------------------------------------------------------------------
 $6,100,000 Securities Linked to the MSCI EAFE(R) Index                  17.65%            $11.77
-------------------------------------------------------------------------------------------------------
 $10,860,000 Securities Linked to the Nikkei 225(R) Index                36.60%            $13.66
-------------------------------------------------------------------------------------------------------
* NUMBERS HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

AT MATURITY. For each series of Securities in which you invest, the cash payment you receive at maturity is based on the applicable Index Return. If the applicable Index Return is positive, investors will receive triple that Index Return, up to a maximum gain on the Securities as set forth in the table above. Therefore, the maximum payment at maturity for each $10.00 principal amount of the Securities will be as set forth in the table above. The Securities are fully exposed to any decline in the level of the applicable Index and a negative Index Return will reduce the cash payment you receive at maturity below your principal amount. You may lose some or all of your investment if the Index level declines. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" on page S-42.

PRIOR TO MATURITY. You should understand that the market value of the Securities prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the applicable Index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include supply and demand for the Securities, the volatility of the applicable Index, the level of interest rates and other economic conditions, and the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-14 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Securities

In this section, references to "holders" mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

We are offering four separate series of Securities. You may invest in one or more series of Securities offered by this prospectus supplement. The return on each series of Securities is linked to the performance of the applicable Index Constituent Stocks:

>    The $13,540,000 Securities are linked to the S&P 500(R) Index.

>    The $11,600,000 Securities are linked to the Dow Jones EuroStoxx 50(R)
     Index.

>    The $6,100,000 Securities are linked to the MSCI EAFE(R) Index.

>    The $10,860,000 Securities are linked to the Nikkei 225(R) Index.

The Securities are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. Except as otherwise indicated, the terms described here apply generally to all four series of Securities.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. References to "Index" are to the the S&P 500(R) Index, the Dow Jones EuroStoxx 50(R) Index, the MSCI EAFE(R) Index or the Nikkei 225(R) Index, as applicable.

COUPON

We will not pay you interest during the term of the Securities.

DENOMINATION

Your minimum investment is 100 Securities at a principal amount of $10.00 per Security (a minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

PAYMENT AT MATURITY

Each series of Securities is linked to the performance of a different Index and is subject to the particular terms set forth in the table below.

--------------------------------------------------------------------------------
                                           INDEX                MAXIMUM PAYMENT
                                         STARTING   MAXIMUM  AT MATURITY PER $10
         SERIES OF SECURITIES              LEVEL     GAIN      PRINCIPAL AMOUNT*
--------------------------------------------------------------------------------
     $13,540,000 Securities Linked        1440.13   15.40%          $11.54
        to the S&P 500(R) Index
--------------------------------------------------------------------------------
     $11,600,000 Securities Linked        4187.55   26.50%          $12.65
 to the Dow Jones EuroStoxx 50(R) Index
--------------------------------------------------------------------------------
     $6,100,000 Securities Linked         2095.03   17.65%          $11.77
        to the MSCI EAFE(R) Index
--------------------------------------------------------------------------------
     $10,860,000 Securities Linked       17507.40   36.60%          $13.66
       to the Nikkei 225(R) Index
--------------------------------------------------------------------------------
* NUMBERS HAVE BEEN ROUNDED FOR EASE OF ANALYSIS.

You will receive a cash payment at maturity that is based on the applicable Index Return. If this Index Return is positive, investors will receive triple the Index Return, up to a maximum gain on the Securities as set forth in the table above. Therefore, the maximum payment at maturity for each $10 principal amount of the Securities will be as set forth in the table above. The Securities are fully exposed to any decline in the level of the applicable Index and a negative Index Return will reduce the cash payment you receive at maturity below the principal amount of your Securities. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE APPLICABLE INDEX LEVEL DECLINES.

The "Index Return" will be the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:

                        Index Ending Level - Index Starting Level
         Index Return = -----------------------------------------
                                   Index Starting Level

where the "Index Starting Level" is the closing level of the Index on the trade date and the "Index Ending Level" is the closing level of the Index on the final valuation date.

If the Index Return is positive, it will be tripled to calculate the payment at maturity, up to a maximum gain on the Securities as set forth in the table above. If the Index Return is zero or negative, the payment at maturity will equal $10 multipled by the Index Return, which will be less than the principal amount of the Securities if the Index Return is negative.

Therefore, the payment at maturity for each Security will be calculated as follows:

     1) If the Index Return is positive, the payment at maturity will equal the lesser of:

          (a) principal amount of the Securities + (principal amount of the Securities x (Index Return x 3)); and

          (b) principal amount of the Securities + (principal amount of the Securities x maximum gain)

     2) If the Index Return is zero, the payment at maturity will equal $10 per security (your original principal amount; zero return).

     3)   If the Index Return is negative, the payment at maturity will equal:
          $10 + ($10 x Index Return)

          which, because the Index Return is negative, will result in a payment at maturity of less than $10 per Security.

See "What are the steps to calculate payment at maturity?" on page S-4.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

MATURITY DATE

The Securities will mature on July 31, 2008 (a term of 18 months), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be on July 24, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than 10 business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the applicable Index Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the applicable Index Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the applicable Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the applicable Index Ending Level be postponed by more than ten business days.

If the determination of the applicable Index Ending Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the applicable Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the applicable Index Ending Level.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of applicable Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> the applicable Index is not published, as determined by the calculation agent in its sole discretion; or_

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the applicable Index or any of its Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the applicable Index or any of its Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Securities in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Securities are a part, are entitled to take any action under the indenture described in the accompanying prospectus, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the principal of the Securities on any day will be an amount, in U.S. Dollars, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE APPLICABLE INDEX; ALTERATION OF METHOD OF CALCULATION

If the applicable Index sponsor or publisher discontinues publication of the applicable Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the applicable Index and approves as a successor index, then the calculation agent will determine the applicable Index Return, Index Starting Level, applicable Index Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the applicable Index is discontinued and that there is no successor index on any date when the value of such Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Index.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

If the calculation agent determines that the securities included in the applicable Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by the applicable Index sponsor or publisher under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the relevant Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the applicable Index Return, applicable Index Starting Level, applicable Index Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the applicable Index Return used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the applicable Index Return, applicable Index Starting Level, and applicable Index Ending Level, the amount payable at maturity or otherwise relating to the level of the applicable Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Securities, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the applicable Index Return, the applicable Index Starting Level, the applicable Index Ending Level and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Securities will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the applicable Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the applicable Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the applicable Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the applicable Index or the value of the applicable Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market Indices or stocks; or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the applicable Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the applicable Index or Indices designed to track the performance of the applicable Index or other components of the U.S. equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE SECURITIES FROM TIME TO TIME. SEE "RISK FACTORS" BEGINNING ON PAGE S-14 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2006 (UNAUDITED)                              CHF        USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)
Debt
  Debt Issued(1) ...........................................   311,351   248,878
                                                               -------   -------
  Total Debt ...............................................   311,351   248,878
Minority Interest(2) .......................................     6,300     5,036
Shareholders' Equity .......................................    48,403    38,691
                                                               -------   -------
Total Capitalization .......................................   366,054   292,604
                                                               =======   =======

----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON REMAINING MATURITIES

(2)  INCLUDES TRUST PREFERRED SECURITIES

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of of CHF 1 = USD 0.76635 (the exchange rate in effect as of September 30, 2006).

--------------------------------------------------------------------------------

Supplemental U.S. Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS RELATING TO THE SECURITIES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE SECURITIES. PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE SECURITIES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE SECURITIES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

      o  a dealer in securities,

      o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

      o  a bank,

      o  a life insurance company,

      o  a tax-exempt organization,

      o a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

      o a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are:
(i) a citizen or resident of the United States, (ii) a domestic corporation,
(iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid derivative contract with respect to the applicable Index and the terms of the Securities require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (I.E., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the Securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the Securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

      o payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

      o the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

      o  fails to provide an accurate taxpayer identification number,

      o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

      o in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

      o the proceeds are transferred to an account maintained by you in the United States,

      o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

      o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

      o  a United States person,

      o  a controlled foreign corporation for United States tax purposes,

      o a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

      o  a foreign partnership, if at any time during its tax year:

      o one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

      o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price of up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Securities against payment for the Securities on or about the fifth business day following the date of the pricing of the Securities. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that we expect the Securities initially to settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

--------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ............................................   S-1
Risk Factors .............................................................  S-14
The Indices ..............................................................  S-21
Valuation of the Securities ..............................................  S-40
Specific Terms of the Securities .........................................  S-41
Use of Proceeds and Hedging ..............................................  S-47
Capitalization of UBS ....................................................  S-48
Supplemental U.S. Tax Considerations .....................................  S-49
ERISA Considerations .....................................................  S-52
Supplemental Plan of Distribution ........................................  S-53

PROSPECTUS

Introduction .............................................................     3
Cautionary Note Regarding Forward-Looking Information ....................     5
Incorporation of Information About UBS AG ................................     7
Where You Can Find More Information ......................................     8
Presentation of Financial Information ....................................     9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management
  and Others .............................................................    10
Capitalization of UBS ....................................................    10
UBS ......................................................................    11
Use of Proceeds ..........................................................    13
Description of Debt Securities We May Offer ..............................    14
Description of Warrants We May Offer .....................................    36
Legal Ownership and Book-Entry Issuance ..................................    53
Considerations Relating to Indexed Securities ............................    59
Considerations Relating to Securities Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency ..........................................    62
U.S. Tax Considerations 65 Tax Considerations Under the Laws
  of Switzerland .........................................................    76
ERISA Considerations .....................................................    78
Plan of Distribution .....................................................    79
Validity of the Securities ...............................................    82
Experts ..................................................................    82



Return
Optimization
Securities


UBS AG $13,540,000 SECURITIES LINKED TO
THE S&P 500(R) INDEX DUE JULY 31, 2008

UBS AG $11,600,000 SECURITIES LINKED
TO THE DOW JONES EUROSTOXX(R) INDEX
DUE JULY 31, 2008

UBS AG $6,100,000 SECURITIES LINKED TO
THE MSCI EAFE(R) INDEX DUE JULY 31, 2008

UBS AG $10,860,000 SECURITIES LINKED TO
THE NIKKEI 225(R) INDEX DUE JULY 31, 2008




PROSPECTUS SUPPLEMENT


JANUARY 24, 2007
(TO PROSPECTUS DATED MARCH 27, 2006)









[UBS LOGO]

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.